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                                  SCHEDULE 14A
                    Information Required in Proxy Statement


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to [SECTION] 240.14a-11(c) or [SECTION] 240.14a-12

        First Virginia Banks, Inc.
         (Name of Registrant as Specified in Its Charter)

Christopher M. Cole, Vice President and Assistant General Counsel
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14-a6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies.


(2) Aggregate number of securities to which transaction applies.


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid



[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:


(2) Form, Schedule or Registration Statement No.


(3) Filing Party:


(4) Date Filed:

                   FIRST VIRGINIA BANKS, INC.

                    6400 Arlington Boulevard
                Falls Church, Virginia 22042-2336




            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                    TO BE HELD APRIL 25, 1997


     The Annual Meeting of Stockholders of First Virginia Banks, Inc. will be held at the main office of First Virginia Banks, Inc., One First Virginia Plaza, 6400 Arlington Boulevard, Falls Church, Virginia in the 5th Floor Auditorium at 10:00 a.m. on Friday, April 25, 1997, for the following purposes:

     (1) To elect Class A directors for a term of three years.

     (2) To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of First Virginia Banks, Inc. for the year ending December 31, 1997.

     (3)  To transact such other business as may
          properly come before the meeting or any
          adjournments thereof.

     Stockholders of record at the close of business on February
18, 1997, are entitled to notice of and to vote at the meeting or any adjournments thereof.


STOCKHOLDERS ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED
PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN
ENVELOPE REGARDLESS OF WHETHER OR NOT THEY EXPECT TO ATTEND THE
MEETING.


                              By Order of the Board of Directors,



                                               Thomas P. Jennings
                                                        Secretary
Falls Church, Virginia
March 7, 1997

                   FIRST VIRGINIA BANKS, INC.

                    6400 Arlington Boulevard
                Falls Church, Virginia 22042-2336


       PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Virginia Banks, Inc. (hereinafter referred to as "First Virginia") of proxies to be voted at the Annual Meeting of Stockholders of First Virginia to be held at 10:00 a.m. on Friday, April 25, 1997, or any adjournments thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is March 7, 1997.

     All properly executed proxies in the accompanying form received by First Virginia prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Proxies on which no specification has been made will be voted for the nominees listed herein as directors and for Item 2 on the proxy. Any stockholder who has executed and delivered a proxy may revoke it at any time before it is voted by attending the Annual Meeting and voting in person or by giving written notice of revocation of the proxy to the Secretary or by submitting to First Virginia a signed proxy bearing a later date.

     Both Common and Preferred stockholders of First Virginia are entitled to vote at the meeting. Each share of Common and Preferred Stock is entitled to one vote on all matters which may come before the meeting. As of February 18, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were 32,717,504 shares of Common Stock and 64,666 shares of Preferred Stock of First Virginia issued and outstanding. Each share is entitled to one vote. Except for the election of directors, action submitted to a vote of the stockholders will be approved if a quorum is present and the votes cast in favor of the matter constitute a majority of the shares represented at the meeting and entitled to vote on the matter. With respect to the election of directors, the five Class A nominees receiving the greatest number of votes cast for the election of directors will be elected, assuming a quorum is present at the meeting. The presence in person or by proxy of a majority of the outstanding shares of Common and Preferred Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy's authority to vote (but not including broker non-votes) on a matter will count toward a quorum. No person is known by management of First Virginia to own beneficially, directly or indirectly, more than 5% of the outstanding stock of First Virginia.


                    I.  ELECTION OF DIRECTORS


     The Board of Directors is divided into three classes (A, B and C). The term of office for Class A directors will expire at this Annual Meeting. Five persons, all of whom are presently on the Board, have been nominated to serve as Class A directors. If elected, the five nominees for Class A directors will serve for a term of three years.

     It is the intention of the persons named in the accompanying form of proxy, unless stockholders specify otherwise by their proxies, to vote for the election of the five nominees named on the next two pages. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying form of proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

     Certain information concerning the nominees for election at this meeting and the Class B and Class C directors who will continue in office after the meeting is set forth below and on the following pages, as furnished by them.


                            NOMINEES
                      FOR CLASS A DIRECTORS


     Picture Barry J. Fitzpatrick, 56, is Chairman of the Board, President and Chief Executive Officer of First Virginia. He is Chairman of the Board of First Virginia Bank in Falls Church and a director of a number of nonbank affiliated companies including First Virginia Services, Inc. and First Virginia Credit Services, Inc. He was appointed Chairman of the Board and Chief Executive Officer of First Virginia effective January 1, 1995, and President effective July 1, 1995. He was Executive Vice President of First Virginia from May, 1992, until January 1, 1995, and was Senior Vice President and Regional Executive Officer from June, 1982, to May, 1992. He serves on the Executive Committee, the Public Policy Committee and the Director Nominating Committee. He beneficially owns 49,472 shares of First Virginia Common Stock. (1)








     Picture Elsie C. Gruver, 70, is a community and civic leader in Arlington, Virginia, and has been a director of First Virginia since 1973. She is Chairman of the Public Policy Committee and a member of the Audit Committee and beneficially owns 6,436 shares of Common Stock. (2)







     Picture W. Lee Phillips, Jr., 61, is a professional engineer, also involved in real estate management and home building in Falls Church, Virginia, and southern Maryland, since 1991. Prior to that, he was a professional engineer and land surveyor (1959-1991) and Chairman of the Board, Walter L. Phillips, Inc. (1976-
                         1991).  He has been a director of First
                         Virginia since 1985 and is a director of First Virginia Bank, Falls Church, Virginia. He serves on the Audit Committee, as well as the Management Compensation and Benefits Committee, and beneficially owns 8,254 shares of Common Stock. (3)










     Picture Josiah P. Rowe, III, 68, has been Co-Publisher and General Manager of The Free Lance-Star Publishing Co. of Fredericksburg, Va. since 1949 and has been a director of First Virginia since 1991. He is a director of First Virginia Bank, Falls Church, Virginia. He serves on the Public Policy Committee and the Director Nominating Committee and beneficially owns 1,500 shares of Common Stock and 100 shares of Preferred Stock.







     Picture Albert F. Zettlemoyer, 62, retired in 1995 as President of the Government Systems Group of UNISYS Corporation in McLean, Virginia and as Executive Vice President of UNISYS Corporation. He has been a director of First Virginia since 1978. Prior to being President of the Government Systems Group, he was Vice President of UNISYS (1991-1993) and President of Paramax Corporation, a subsidiary of UNISYS (1992). He serves on the Executive Committee and chairs the Management Compensation and Benefits Committee. He beneficially owns 6,000 shares of Common Stock. (4)


                        CLASS B DIRECTORS
             (Serving until the 1998 Annual Meeting)


     Picture Edward L. Breeden, III, 61, has been a partner in the law firm of Breeden, MacMillan & Green in Norfolk, Virginia, since 1959 and has been a director of First Virginia since 1982. He is a director of First Virginia Bank of Tidewater, Norfolk, Virginia and of First Virginia Life Insurance Company. He serves on both the Executive Committee and the Public Policy Committee and chairs the Audit Committee. He beneficially owns 66,158 shares of Common Stock. (5)




     Picture Gilbert R. Giordano, 68, has been an attorney since 1956 and senior partner in the law firm of Giordano &
                         Villareale, P.A., in Upper Marlboro,
                         Maryland since 1972.  He has been a
                         director of First Virginia since 1989.
                         He is Chairman of the Board of First
                         Virginia Bank-Maryland, Upper Marlboro,
                         Maryland.  He serves on the Audit
                         Committee and the Director Nominating
                         Committee and beneficially owns 223,043
                         shares of Common Stock. (6)




                        CLASS B DIRECTORS
                           (continued)


     Picture Eric C. Kendrick, 50, has been President of Mereck Associates, Inc., a real estate management and development firm in Arlington, Virginia, since 1989 and has been a director of First Virginia since 1986. He serves on the Management Compensation and Benefits Committee and the Public Policy Committee. He beneficially owns 50,973 shares of Common Stock. (7)






     Picture John B. Melvin, 72, is the retired Chairman of the Board, Coca-Cola Bottling Co. of Annapolis, Maryland, and the former Trustee of the Stanley Family Bottling Company Trust. He is a director of Farmers Bank of Maryland, a subsidiary bank of First Virginia located in Annapolis, Maryland. He beneficially owns 19,620 shares of Common Stock. (8)






     Picture Robert H. Zalokar, 69, is the retired Chairman of the Board and Chief Executive Officer of First Virginia (1984-1994). He has been a director of First Virginia since 1959. He is also a director of First Virginia Bank in Falls Church and a director of First Virginia Life Insurance Company and First Virginia Mortgage Company. He serves as Chairman of the Executive Committee and the Director Nominating Committee and is a member of the Public Policy Committee. He beneficially owns 124,301 shares of Common Stock.


                        CLASS C DIRECTORS
             (Serving until the 1999 Annual Meeting)


     Picture             Paul H. Geithner, Jr., 66, is the
                         retired President and Chief
                         Administrative Officer of First Virginia
                         (1985-1995) and has been a director of
                         First Virginia since 1984. He also is a director of First Virginia Life Insurance Company, a nonbank affiliate. He is a member of the Public Policy Committee and the Executive Committee. He beneficially owns 39,064 shares of Common Stock.(9)






     Picture L. H. Ginn, III, 63, has been President since 1975 of Lighting Affiliates, Inc., a distributor of electrical fixtures located in Richmond, Virginia, and has been a director of First Virginia since 1978. Mr. Ginn is a retired U. S. Army Reserve Major General. He is Chairman of the Board of First Virginia Bank-Colonial, Richmond, Virginia. He is a member of the Executive Committee and the Director Nominating Committee and beneficially owns 12,599 shares of Common Stock. (10)






     Picture T. Keister Greer, 75, has been principal of T. Keister Greer, P.C., in Rocky Mount, Virginia, since 1995 and has been a director of First Virginia since 1976. Prior to that, he was Counsel to Greer & Melesco (1972-1994) and Counsel to Greer & Greer (1990-1991). During 1996, he
                         was Chairman of the Board of First
                         Virginia Bank-Franklin County, Rocky
                         Mount, Virginia. Mr. Greer is a member of the Public Policy Committee and the Director Nominating Committee and beneficially owns 17,100 shares of Common Stock. (11)






     Picture Edward M. Holland, 57, has been an attorney in Arlington, Virginia, since 1966 and is a former member of the Virginia General Assembly (Senate) (1972-1996). He has been a director of First Virginia since 1974. He also is a director of First Virginia Bank, Falls Church, Virginia. He serves on the Executive Committee and the Management Compensation and Benefits Committee and beneficially owns 57,479 shares of Common Stock. (12)

 (1) Includes options to purchase 17,750 shares of Common Stock which are currently exercisable but does not include options to purchase 36,000 shares of Common Stock which are not currently exercisable.

 (2) Includes 2,282 shares of Common Stock held in a Keogh Plan,
     900 shares held in an Individual Retirement Account and 900 shares held in her spouse's Individual Retirement Account.

 (3) Includes 3,000 shares held by a trust of which Mr. Phillips is a trustee.

 (4) All of the shares are held jointly with spouse.

 (5) Includes 7,500 shares held by a corporation of which Mr.
     Breeden is President, 16,325 shares held by two foundations of which Mr. Breeden is Chairman, and 38,175 shares held by two trusts of which Mr. Breeden is trustee.

 (6) Includes 271 shares held in a trust for his son, 87 shares held by his spouse and daughter, 529 shares held by his spouse and son, 10,819 shares held by the Giordano Family Foundation, 4,476 shares held by his spouse as custodian for his son, and 16,133 shares held by his spouse alone.

 (7) Includes 7,728 shares held by his spouse and 1,729 shares held by a corporation of which Mr. Kendrick is a director and president.

 (8) All of the shares are held in a trust.

 (9) Includes 31,000 shares held in a revocable trust and 4,220 shares held indirectly through his spouse.

(10) Includes 241 shares held indirectly through his spouse and 1,402 shares held by a trust of which Mr. Ginn is trustee.

(11) Includes 5,400 shares of Common Stock held by a trust in which Mr. Greer has a beneficial interest.

(12) Includes 34,479 shares held by a corporation of which Mr.
     Holland is an officer, director, and owner and 8,000 shares held in a trust.

     As of December 31, 1996, executive officers and directors as a group beneficially owned 881,490 shares of Common Stock representing approximately 2.7% of those shares outstanding, of which 110,337 shares represent shares covered by currently exercisable options (or options exercisable within 60 days) and 125 shares of Preferred Stock representing approximately .19% of those shares outstanding. No officer or director owned as much as 1.0% of First Virginia Common Stock. Messrs. Breeden, Greer, Holland and Giordano are members of or are associated with law firms which have been in the last two years, and are proposed in the future to be, retained by subsidiaries of First Virginia. Messrs. Breeden, Fitzpatrick, Geithner, Ginn, Giordano, Greer, Holland, Melvin, Phillips, Rowe and Zalokar have been directors of various subsidiaries of First Virginia during the past five years. Ages of the directors are stated as of December 31, 1996.

BENEFICIAL OWNERSHIP OF NAMED EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the named executives' beneficial ownership of First Virginia
Common Stock as of December 31, 1996.

                 Shares of Common Stock of First Virginia
                          Beneficially Owned

    Name of Officer             Number *        Percent of Class

    Barry J. Fitzpatrick          49,472         .1507

    Shirley C. Beavers, Jr.       35,714         .1088

    Raymond E. Brann, Jr.         29,882         .0910

    Richard F. Bowman             18,489         .0563

    Michael G. Anzilotti           7,623         .0232

* The amounts shown represent the total shares owned beneficially by such individuals together with shares which are issuable upon the exercise of all stock options that are currently exercisable. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of
stock options:   Mr. Fitzpatrick, 17,750; Mr. Beavers, 22,750;
Mr. Brann, 17,300; Mr. Bowman, 15,137; and Mr. Anzilotti, 6,200.

        COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS


     First Virginia's Board of Directors has a standing Audit
Committee, Director Nominating Committee, Management Compensation and Benefits Committee, Public Policy Committee, and Executive
Committee.

     The Audit Committee, comprised of Directors Breeden, Giordano, Gruver, Melvin, and Phillips held four meetings during 1996. Functions of the Committee include (1) reviewing with the independent public accountants and management such matters as: the financial statements and the scope of First Virginia's audit, compliance with laws and regulations, and the adequacy of First Virginia's system of internal procedures and controls and resolution of material weaknesses; (2) reviewing with First Virginia's internal auditors the activities and performance of the internal auditors; (3) reviewing with management the selection and termination of the independent public accountants and any significant disagreements between the independent public accountants and management; and (4) reviewing the nonaudit services of the independent public accountant. Under Section 36 of the Federal Deposit Insurance Act, the Audit Committee also performs similar functions for some of the First Virginia member banks.

     The Director Nominating Committee, comprised of Directors Zalokar, Brand, Fitzpatrick, Ginn, Giordano, Greer and Rowe, held one meeting in 1996. The functions of the Committee include annually recommending to the Board the names of persons to be considered for nomination and election by First Virginia's stockholders and, as necessary, recommending to the Board the names of persons to be elected to the Board between annual meetings.

     The Management Compensation and Benefits Committee, comprised of Directors Zettlemoyer, Brand, Holland, Kendrick, and Phillips, held one meeting in 1996. The Committee has the authority to establish the level of compensation (including bonuses) and benefits of management of First Virginia. In addition, the Committee has authority to award long-term incentive compensation, e.g., stock options and stock appreciation rights, to First Virginia's management based on such factors as individual and corporate performance.

     The Public Policy Committee, comprised of Directors Gruver, Breeden, Fitzpatrick, Geithner, Greer, Kendrick, Rowe, and Zalokar, met four times during 1996. This Committee supervises First Virginia's contributions and matching gifts programs. The Committee also monitors the programs developed for affirmative action and compliance with the Community Reinvestment Act and Title VII of the Civil Rights Act of 1964.

     The Executive Committee, comprised of Directors Zalokar, Breeden, Fitzpatrick, Geithner, Ginn, Holland, and Zettlemoyer, held 12 meetings in 1996. The Committee exercises all of the powers of the Board of Directors when the Board is not in session, except for those powers reserved for the Board under state law and by First Virginia's Articles of Incorporation and Bylaws.


     During 1996, there were 12 meetings of the Board of Directors. All incumbent directors attended more than 75% of the aggregate total number of meetings of the Board and committees of the Board on which they served.


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires First Virginia's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by SEC regulation to furnish First Virginia with copies of all Section 16(a) forms they file.

     Based on a review of the forms that were filed and written representations from the executive officers and directors, First Virginia believes that during the year 1996 all filing requirements applicable to its officers and directors were met.

                     EXECUTIVE COMPENSATION

     The Summary Compensation Table shows the annual compensation for the last three fiscal years for First Virginia's Chief Executive Officer and for the four most highly compensated executive officers other than First Virginia's Chief Executive Officer:

                        SUMMARY COMPENSATION TABLE

                                                       Long Term
                         Annual Compensation          Compensation


   (a)               (b)    (c)          (d)        (e)     (f)       (g)

                                                    Other             All
Name                                                Annual  Options/  Other
and                                                 Compen- SARs      Compen-
Principal                                           sation  Awarded   sation
Position             Year  Salary($)(1) Bonus($)(2) ($)(3)  (#)       ($) (4)


Barry J. Fitzpatrick     1996  470,000   269,960    3,724    10,000    56,783
Chairman, President      1995  350,000   156,275    3,636    20,000    45,804
and Chief Executive      1994  209,000   125,144    6,135       0      24,691
Officer of
First Virginia


Shirley C. Beavers, Jr.  1996  241,500   108,433    3,748     5,000    31,426
Executive Vice President 1995  230,000    93,362    3,868     5,000    30,818
of First Virginia and    1994  209,000    94,952    6,919       0      25,963
President, First
Virginia
Services, Inc.


Raymond E. Brann, Jr.    1996  194,500   106,803    4,568     5,000    59,339
Executive Vice President 1995  183,821    61,735   66,360     5,000    57,270
of First Virginia        1994  154,348    34,179    2,394       0      55,700


Richard F. Bowman        1996  168,000   106,088    3,263     5,000    15,943
Senior Vice President,   1995  153,000    60,817    2,858     5,000    14,520
Treasurer and Chief      1994  135,408    44,120    2,871       0      11,170
Financial Officer
of First Virginia



Michael G. Anzilotti     1996  188,400    56,550    2,459       0      15,966
Senior Vice President    1995  173,798    46,524    2,250     5,000    15,034
and Regional Executive   1994  149,741    41,588    4,007       0      13,904
Officer of First Virginia
and President and Chief
Executive Officer of
First Virginia Bank

     (1) The Salary Column (Column (c)) includes the base salary earned by the executive officer, which includes amounts that are deferred under the First Virginia Banks, Inc. Employees Thrift Plan and the First Virginia Pre-Tax Health Benefit Plan.

     (2) The Bonus Column (Column (d)) includes the amount earned as a bonus for that year even if paid in the following year. It also includes amounts earned for that year under the First Virginia Banks, Inc. Profit Sharing Plan.

     (3) The Other Annual Compensation Column (Column (e)) includes the amount of taxes paid by First Virginia for certain benefits. In Mr. Brann's case, it also includes for years 1995 and 1996 the interest benefit to him of a below-market rate residential mortgage loan made to him as an inducement to relocate to Northern Virginia. During 1995, Mr. Brann had perquisites or personal benefits whose value amounted to $56,900. Of that amount, $32,459 was for country club dues and a country club initiation fee and $17,287 was for moving expenses.

     (4) The All Other Compensation Column (Column (g)) includes the amount paid by the employer under the First Virginia Banks, Inc. Employees Thrift Plan which, for each of the named officers, was $6,750. It also includes the amounts paid by the employer under the First Virginia Supplemental Benefits Plan. This plan provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. For 1996, these amounts were: for Mr. Fitzpatrick, $26,382; Mr. Beavers, $8,330; Mr. Brann, $4,791; Mr. Bowman, $3,557 and Mr.
Anzilotti, $3,832. It also includes the premium amounts paid by the employer under the First Virginia Split Dollar Life Insurance Plan. For 1996, these amounts were: for Mr. Fitzpatrick, $21,904; Mr. Beavers, $14,579; Mr. Brann, $44,016; Mr. Bowman, $5,283 and Mr. Anzilotti, $4,246. It also includes the "above-market" earnings on deferred compensation earned during 1996. These amounts were: for Mr. Fitzpatrick, $1,747; Mr. Beavers, $1,767; Mr. Brann, $3,782; Mr. Bowman $353 and Mr. Anzilotti, $1,138.


STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table shows for each of the named executive officers (1) the number of options that were granted during 1996, (2) out of the total number of options granted to all employees, the percent granted to the named executive officer, (3) the exercise price, (4) the expiration date and
(5) the potential realizable value of the options, assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term, at a 5% and 10% annualized rate. No freestanding SARs were granted in 1996.

                   Stock Option Grants In 1996


                                                          Potential
                                                          Realizable
                        Percent                           Value at
            Number      of                                Assumed Annual
            Securities  Total                             Rates of Stock
            Underlying  Option                            Price
            Options     Granted to  Exercise              Appreciation
            Granted     Employees   or Base               for Option
            (# Shs.)    in Fiscal   Price    Expiration   Term
    Name    (1)         Year(2)     ($/Sh.)  Date         5%($)    10%($)

Barry J.    10,000      25.32%      46.875    12/17/2006  294,794  747,067
Fitzpatrick

Shirley C.  5,000       12.66%      46.875    12/17/2006  147,397  373,533
Beavers, Jr.

Raymond E.  5,000       12.66%      46.875    12/17/2006  147,397  373,533
Brann, Jr.

Richard F.  5,000       12.66%      46.875    12/17/2006  147,397  373,533
Bowman

Michael G.    0          ---         ---        ---         ---      ---
Anzilotti

     (1) Options granted to the named executive officers in 1996 are exercisable over a five-year period provided certain performance goals are achieved by First Virginia. All of the options that were granted in 1996 include a provision that would accelerate the vesting of the options upon a "change in control" of First Virginia. For an explanation of the "change in control" provision, see "Directors' Compensation, Consulting Arrangements and Plans Which Include Change in Control Arrangements."


     (2) Options to purchase 39,500 shares of First Virginia Common Stock were granted to employees during 1996. No freestanding SARs were granted in 1996 to employees and none of the options that were granted had any tandem SARs.

     The following table shows for each of the named executive officers the number of shares of First Virginia Common Stock acquired upon the exercise of stock options and stock appreciation rights during 1996, the value realized upon their exercise, the number of unexercised stock options and SARs at the end of 1996, and the value of unexercised "in-the-money" stock options and SARs at the end of 1996. Stock options or freestanding SARs are considered "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option or SAR. Some of the stock options which were granted to First Virginia's executive officers include a provision that would accelerate the vesting of the options upon a "change in control" of First Virginia. There were no unexercisable or exercisable freestanding SARs owned by any of the named executive officers at year end.

          Aggregated Options/SAR Exercises in 1996 and
                   Yearend Options/SAR Values

                                                              Value of
                                                              Unexercised
                                             Number of        In-the-
                                             Unexercised      Money Options
                                             Options at          at
     Name      Shares                        Yearend (#)      Yearend($)
               Acquired on  Value            Exercisable/     Exercisable/
               Exercise(#)  Realized($)      Unexercisable    Unexercisable

Barry J.
Fitzpatrick    9,500        241,959          17,750/36,000    460,136/220,750

Shirley C.
Beavers, Jr.   3,500         99,167          22,750/16,000    584,094/125,750

Raymond E.
Brann, Jr.     2,007         85,313          17,300/11,200    499,288/53,900

Richard F.
Bowman         1,500         49,000          15,137/14,500    393,808/103,062

Michael G.
Anzilotti      1,300         35,425           6,200/9,500     149,775/98,062

PENSION AND THRIFT PLANS AND SUPPLEMENTAL ARRANGEMENTS

     The following table shows the estimated annual benefit payable upon retirement (life only) under the First Virginia Pension Trust Plan and under the First Virginia Supplemental Pension Trust Plan based on specified remuneration and years of credited service classifications, assuming a participant retired on December 31, 1996, at age 65. Credited service in excess of thirty years is also not taken into account in determining benefits under either plan.

       Annual Benefits Under First Virginia's Pension Trust Plan and the First Virginia Supplemental Pension Trust Plan

Average
Annual Pay    10 Years   15 Years    20 Years   25 Years   30 Years
for Highest      of         of          of         of         of
Five Years    Service    Service     Service    Service    Service

$150,000      $22,621    $ 33,932    $ 45,242   $ 56,553   $ 67,864

$200,000      $30,621    $ 45,932    $ 61,242   $ 76,553   $ 91,864

$250,000      $38,621    $ 57,932    $ 77,242   $ 96,553   $115,864

$300,000      $46,621    $ 69,932    $ 93,242   $116,553   $139,864

$350,000      $54,621    $ 81,932    $109,242   $136,553   $163,864

$400,000      $62,621    $ 93,932    $125,242   $156,553   $187,864

$450,000      $70,621    $105,932    $141,242   $176,553   $211,864

$500,000      $78,621    $117,932    $157,242   $196,553   $235,864

     Under the First Virginia Pension Trust Plan, a participant retiring at age 65 with 30 years of credited service under the Plan will receive a maximum annual pension benefit equal to 1.1% of average annual pay multiplied by 30 years of credited service plus 0.5% of average annual pay in excess of covered compensation multiplied by 30 years of credited service. The calculation of "average annual pay" is based on annual compensation for the highest five consecutive years out of the participant's final 10 years of service. "Covered compensation" is calculated by multiplying the annual average of Social Security taxable wage bases in effect for the 35 years ending with the last day of the year in which the participant attains Social Security retirement age. Effective January 1, 1996, First Virginia adopted the First Virginia Supplemental Pension Trust Plan for certain key employees to provide for the payment of supplemental pension benefits as a result of the IRS restrictions on benefits under the First Virginia Pension Trust Plan. All of the named executive officers (except for Mr. Fitzpatrick who would receive benefits at retirement under his Supplemental Compensation Agreement) participate in the Supplemental Pension Trust Plan.

     Remuneration on earnings determining pension benefits under both the Pension Trust Plan and the Supplemental Pension Trust Plan includes salaries and bonuses (which are listed in the Summary Compensation Table) and any other taxable compensation. Effective February 1, 1996, compensation resulting from the exercise of nonqualified options, SARs, and deferred compensation are excluded from the computation of benefits under both plans. Credited service under both plans as of December 31, 1996, for each of the named executives was as follows: Mr. Fitzpatrick, 27.4 years; Mr. Beavers, 27.3 years; Mr. Brann, 31 years; Mr. Bowman, 21.5 years and Mr. Anzilotti, 18.2 years. If a participant retired on December 31, 1996 at age 65, the participant would receive the pension benefits as determined by using the Summary Compensation and Pension Tables shown above in conjunction with the formula described above.

     Mr. Fitzpatrick's Supplemental Compensation Agreement ("Agreement") provides him with supplemental retirement benefits in addition to those pension benefits he would receive from the First Virginia Pension Trust Plan. Under the Agreement, if he resigns, retires or leaves First Virginia for any reason after reaching the age of 58, he is entitled to receive for the rest of his life, supplemental compensation equal to sixty percent of the average of his highest five years of annual salary and bonus, reduced by the amount he would receive under the First Virginia Pension Trust Plan. Highest annual salary includes salary and bonus and any profit sharing payments received under the First Virginia Profit Sharing Plan but does not include any other form of compensation that is not salary or bonuses, such as compensation arising from the exercise of SARs and nonqualified options. To avoid a possible doubling up of benefits from this Agreement and a separate Employment Agreement (see below), payments to Mr. Fitzpatrick pursuant to his Agreement would be delayed for three years upon a change of control. Should Mr. Fitzpatrick die, his wife would be entitled to one-half of his total annual benefit for the rest of her life. Under his Agreement, once benefits begin to be paid, Mr. Fitzpatrick is to remain available to provide consulting and advisory services if he is physically and mentally capable of doing so. Furthermore, his benefits are forfeitable under certain circumstances.

     On December 31, 1996, Messrs. Fitzpatrick, Beavers, Brann and Bowman entered into employment agreements with First Virginia which provide for their continued employment for a three-year period following the date on
which a "change of control" takes place (the "Employment Period").   These
agreements require First Virginia (or any successor corporation) to employ the executive during the Employment Period following a change of control in a position with authority, duties and responsibilities at least commensurate to what the executive had prior to a change of control, and at compensation levels (including benefits) at least equal to what the executive was making prior to the change of control. If, during the first year of his Employment Period, the executive is terminated other than for "cause" or "disability" or the executive terminates his employment for "good reason" (as those terms are defined under the employment agreements), then First Virginia (or its successor) would pay the executive a lump sum equal to 2.99 times the sum of his annual base salary and bonus. If, during the second or third year of his Employment Period, the executive is terminated other than for cause or disability or terminates his employment for good reason, then First
Virginia or its successor would pay the executive a lump sum equal to two times the sum of his annual base salary and bonus. During a thirty-day period after the first year, the executive could terminate his employment for any reason and receive two times the sum of his annual base salary and bonus. Furthermore, if any payments made under the agreements subject the executive to taxes under Internal Revenue Code Section 4999, such payments would be "grossed up" to put the executive in the same after-tax position as if no excise taxes had been imposed.


     Executive officers, like other employees of First Virginia, are eligible to participate in the First Virginia Banks, Inc. Employees' Thrift Plan ("Thrift Plan"). Under the Thrift Plan, employees of First Virginia and its subsidiaries who have completed one year of service can contribute up to six percent of their compensation and receive matching employer contributions equal to 50% of their employee contributions. For the years when First Virginia meets an earnings test under the Thrift Plan, First Virginia contributes 75% of employee contributions. The Thrift Plan complies with
Section 401(k) of the Internal Revenue Code so that employee contributions can be made on a pretax basis. Employees can direct the investment of their contributions and the matching employer contributions into one or more of three funds that are administered by the Trust Department of First Virginia
Bank.   Reference is made to footnote 4 of the Summary Compensation Table for the amount of contributions made on behalf of the named executive officers under the Thrift Plan.

     First Virginia also maintains a First Virginia Supplemental Benefits Plan which provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code for 1996. Under the First Virginia Supplemental Benefits Plan, executive officers can continue to make pretax contributions in excess of the IRS limits imposed on the Thrift Plan and receive matching contributions from First Virginia identical to what they would have received if they were in the Thrift Plan and there were no limitations on contributions. Reference is made to Footnote 4 of the Summary Compensation Table for the amount of the employer contributions made on behalf of the named executive officers under the First Virginia Supplemental Benefits Plan.


        DIRECTORS' COMPENSATION, CONSULTING ARRANGEMENTS
     AND PLANS WHICH INCLUDE CHANGE IN CONTROL ARRANGEMENTS

     For 1997, directors of First Virginia who are not salaried officers will be paid an annual retainer of $14,000 per year, a fee of $925 for each meeting of the Board of Directors attended, and a fee of $725 for each meeting of a Committee of the Board of Directors attended. Committee chairmen will receive $875 for each committee meeting they chair. Directors are reimbursed for out-of-town expenses incurred in connection with Board and Committee meetings.

     During 1996, Edwin T. Holland, the founder and former Chairman and Chief Executive Officer of First Virginia, and Thomas K. Malone, Jr., former Chairman and Chief Executive Officer of First Virginia, were paid
$152,568 and $120,336, respectively, under supplemental compensation agreements, in addition to amounts they received from the First Virginia Pension Trust Plan and, in the case of Mr. Malone, in addition to his director fees. When requested, both Holland and Malone are required to provide consulting services under their supplemental compensation agreements.

Also, during 1996, Robert H. Zalokar, former Chairman and Chief Executive Officer of First Virginia, and Paul H. Geithner, Jr., former President and Chief Administrative Officer of First Virginia, were paid $521,316 and $282,527, respectively, under supplemental compensation agreements, in addition to amounts they received from the First Virginia Pension Trust Plan and in addition to their director fees. When requested, both Zalokar and Geithner are required to provide consulting services under their supplemental compensation agreements.

     First Virginia paid Mr. Zalokar's and Mr. Malone's country club membership fees of $2,760 and $1,445, respectively, during 1996.

     During 1996, Virginia H. Brown, formerly Virginia H. Beeton, received $71,000 pursuant to her former husband's Supplemental Retirement Agreement with First Virginia in addition to what she received from the First Virginia Pension Trust Plan. Her former husband, Ralph A. Beeton, was Chairman and Chief Executive Officer of First Virginia.

     First Virginia also has two key employee salary reduction deferred compensation plans, one of which began in 1983 and the other in 1986, and two directors' deferred compensation plans, one of which also began in 1983 and the other in 1986, ("Deferred Compensation Plans"). Under the Deferred Compensation Plans, participants elect to defer some or all of their compensation from First Virginia, and First Virginia agrees to pay at normal retirement age or earlier (or to participant's beneficiary or estate on participant's death) a sum substantially in excess of what each participant has deferred. To fund the benefits under the Deferred Compensation Plans, First Virginia has purchased life insurance contracts on the lives of the participants, with First Virginia as the beneficiary. For the period ending December 31, 1996, none of the named executive officers of First Virginia deferred any compensation under the Deferred Compensation Plans.

     The 1983 deferred compensation plans include a provision regarding "change in control." If there is a "change in control" of First Virginia, and a director is terminated under the directors' plan, or in the case of the employee plan, an employee is terminated "without cause" or the employee terminates his/her employment for "good reason," as those terms are defined under the employee plan, then the director or employee, as the case may be, becomes entitled to receive his/her benefits under the 1983 Deferred Compensation Plans at retirement, notwithstanding the fact that his/her affiliation with First Virginia has terminated.

     First Virginia has a Split Dollar Life Insurance Plan ("Split Dollar Plan") which currently includes all executive employees of First Virginia including those named in the Summary Compensation Table. Under the Split Dollar Plan, an executive can purchase ordinary life insurance policies with coverage of at least two times what is projected to be the executive's base salary at retirement, up to a limit of $1,000,000. A portion of the premiums will be loaned to the executives by First Virginia up to the later of ten years or the executive's retirement date. At the end of this period, if assumptions about mortality, dividends and other factors are realized, First Virginia will recover all of its loans for premiums from the cash value of the policy. The policy will then be transferred to the executive, who will pay all further premiums, if any, under the policy. Executives who participate in the Split Dollar Plan forego any insurance coverage over $50,000 under the First Virginia Group Life Insurance Plan. During 1989, the Split Dollar Plan was amended so that in the event of a "change in control," only the executive would have the right to terminate the policy.

     First Virginia's Board of Directors approved in 1992 the establishment of a trust with Chemical Bank (now The Chase Manhattan Bank) as the trustee to partially secure the benefits of some of First Virginia's nonqualified compensation plans, including the Deferred Compensation Plans and the First Virginia Supplemental Benefits Plan, in case of a change in control. Under the trust agreement establishing the trust, if a "change in control" takes place, the trustee would pay the benefits under the covered compensation plans out of the trust assets that have been contributed to the trust by First Virginia, if First Virginia refused to pay the benefits. The trust is considered a "grantor trust" subject to the claims of First Virginia's general creditors. For accounting purposes, the trust assets are considered corporate assets and, therefore, no balance sheet impact to First Virginia will result from the establishment of the trust. The trust agreement does not include a provision which would accelerate the vesting or payment of any of the benefits under the covered compensation plans in case of a change in control. During 1996, First Virginia made a $3,600,000 contribution to the Trust.

     The 1983 deferred compensation plans, the Split Dollar Plan, the above-described trust agreement with The Chase Manhattan Bank, Mr. Fitzpatrick's Supplemental Compensation Agreement, certain stock option agreements and the above-described employment agreements all include change in control provisions. Under this definition, a change in control means:
(a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of First Virginia Common Stock or(ii) the combined voting power of the then outstanding voting securities of First Virginia entitled to vote generally in the election of directors (the "Outstanding First Virginia Voting Securities"); provided, however, that any acquisition directly from or by First Virginia or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by First Virginia or an affiliated company or any acquisition by a company pursuant to a transaction which complies with clauses (i), (ii) and (iii) of (c) below would be excluded; or (b) individuals who, as of the date when the change in control provisions were adopted, constitute the Board (the "Incumbent Board") of First Virginia, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by First Virginia's shareholders, was approved by vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of First Virginia (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding First Virginia Common Stock and Outstanding First Virginia Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns First Virginia or all or substantially all of First Virginia's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding First Virginia Common Stock and the outstanding First Virginia Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of First Virginia or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or (d) approval by the shareholders of First Virginia of a complete liquidation or dissolution of First Virginia.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of First Virginia's Management Compensation and Benefits Committee are E. Cabell Brand, Edward M. Holland, Eric C. Kendrick, W. Lee Phillips, Jr. and Albert F. Zettlemoyer. Edward M.
Holland is the son of Edwin T. Holland, the founder and former Chairman and Chief Executive Officer of First Virginia. As noted above, Edwin T. Holland receives a fee from First Virginia pursuant to a Supplemental Compensation Agreement. Also, as noted above, Edward M. Holland's sister, Virginia H. Brown, receives a benefit pursuant to her former husband's Supplemental Retirement Agreement with First Virginia. Albert F. Zettlemoyer's daughter is an officer of First Virginia Bank. None of the members of the Management Compensation and Benefits Committee served as members of the compensation committees of another entity. No executive officer of First Virginia served as a director of another entity that had an executive officer serving on First Virginia's compensation committee. No executive officer of First Virginia served as a member of the compensation committee of another entity which had an executive officer who served as a director of First Virginia.


         MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE
               REPORT CONCERNING FIRST VIRGINIA'S
                  EXECUTIVE COMPENSATION POLICY

     The Management Compensation and Benefits Committee (the "Committee") of the Board of Directors establishes the policy for the compensation of the executive officers of First Virginia. It is also responsible for administering most of First Virginia's executive compensation programs. The Committee is composed entirely of outside directors who are not eligible, with the exception of the directors' deferred compensation plans, to participate in the plans over which it has authority.

     The overall goal of First Virginia's compensation policy is to motivate, reward and retain its key executive officers. The Committee believes this should be accomplished through an appropriate combination of competitive base salaries and, at times, both short term and long term incentives.

     The primary components of First Virginia's executive compensation program are base salaries, bonuses, (e.g. short term compensation), and equity compensation (e.g. long term compensation). Executive officers also participate in other broad based employee compensation and benefit programs. Since no First Virginia executive had compensation in 1996 which in total exceeded one million dollars and since no executive is expected to be compensated in excess of that amount in 1997, the Committee did not consider the effect of the one million dollar deduction limitation under Section 162(m) of the Internal Revenue Code in determining executive compensation nor did they establish any specific policy regarding the deductibility of executive compensation.

Base Salary

     The Compensation Committee's policy for determining base salaries is that two primary factors should be considered:

     (1) the degree of responsibility the executive officer has, his experience, and the number of years he has been in office, and

     (2) the compensation levels of corresponding positions at other banking companies of comparable size that compete with and serve the same markets as First Virginia. This "Local Peer Group" of companies consists of Central Fidelity Banks, Inc., Crestar Financial Corporation and Signet Banking Corporation based in Virginia, First Maryland Bancorp and Mercantile Bankshares Corporation based in Maryland, and First Tennessee National Corporation and First American Corporation of Tennessee. Base salaries are targeted to be the median salaries of corresponding positions in the "Local Peer Group". For 1996, Mr. Fitzpatrick's base salary was $470,000 which was lower than the median (approximately 80% of the median) for salaries paid to his counterparts in the "Local Peer Group".

Short Term Incentives/Bonuses

     The Committee grants bonuses to the executive officers and CEO based on the extent to which First Virginia achieves or exceeds annual performance objectives. The Compensation Committee may award bonuses to the CEO and to the executive officers if First Virginia achieves a return on total average assets (ROA) of at least 1% (the same basis for determining payments of profit sharing to all employees). ROA generally is considered by the Committee to be the most important single factor in measuring the performance of a banking company, and achievement of a 1% ROA generally is considered by the Committee to be the mark of a good performing banking company.


     Bonus awards are based on the following:

     (a) The Committee establishes target amounts each year for return on average assets ("ROA"), return on total stockholders' equity ("ROE"), asset quality and capital strength consistent with First Virginia's Profit Plan target amounts. Up to 50% of an executive's salary may be awarded if the corporation achieves an ROA equivalent to 80% or more of the ROA target amount for the year. For the chief executive officer, First Virginia would also have to achieve 80% of targeted amounts for ROE, asset quality (as determined by the ratio of nonperforming assets to total loans (NPA ratio) and net loan charge-offs (CO ratio)) and capital strength (based on the average equity to asset ratio (Equity/asset ratio) and the Tier I risk based capital ratio); and

     (b) Up to 30% of an executive's salary may be awarded based on the degree to which First Virginia's earnings, asset quality and capital ratios exceed the average for the other major banking companies based in the Southeast, the "Southern Regional Peer Group," as compiled by Keefe, Bruyette and Woods, the New York securities firm which specializes in the banking and thrift industry; and

     (c) Up to 20% of an executive's salary may be awarded at the discretion of the Committee based on an individual executive's performance.

     Within the above parameters, at the beginning of each year, the Committee establishes for the CEO a target bonus which is based on a projected return on assets for First Virginia. At the end of the year, the Committee considers a preliminary bonus after taking into account the target bonus, First Virginia's actual return on assets for the year and a formula which is based on a set relationship between the actual versus the projected return on assets.

     The Committee then exercises its judgment in light of the foregoing parameters and other considerations, including the Committee's view of individual performance and potential and the recommendations of the CEO for the executive officers (other than himself), to reach a bonus decision for each executive officer and for the CEO. The Committee does not use a formula to determine a final bonus decision. In 1996, the final bonus decision for the CEO was at variance to the preliminary bonus amount. Among other things, Mr. Fitzpatrick's bonus reflected First Virginia's success in achieving a 1.43% return on assets and the other above described results. Consistent with the Committee's avoidance of a strict formula approach, no specific weighting among the above 50%, 30% and 20% factors was specified. The Committee believes that the use of the above approach provides a flexible yet effective method of motivating First Virginia's management.

     Listed below are the annualized ratios for First Virginia and the Southern Regional Peer Group based on results for the first nine months of 1996, the latest data available to the Committee at the time the incentive awards were considered.

                                     First Virginia

                                Profit Plan
                                or Target                KBW Southern
                                Amount         Actual    Regional Peer Group

Earnings (Higher is better)
           ROA                    1.42%         1.40%        1.25%
           ROE                   12.79%        13.13%       14.81%

Asset Quality (Lower is better)
           NPA                     .60%          .49%         .62%
           CO                      .20%          .24%         .26%


Capital (Higher is better)
 Equity/Asset Ratio               8.5%          10.60%       8.31%
 Tier I Risk Based Capital       10.0%          14.17%      11.20%


     First Virginia actual results exceeded the profit plan or target amount in every category except ROA and CO and exceeded the Regional Peer Group in every category except ROE. By yearend, First Virginia had also exceeded the Profit Plan for ROA, achieving a 1.43% ROA. For that reason, the Committee awarded Mr. Fitzpatrick a bonus of $250,000.

Long Term Compensation/Stock Options

     The Committee believes that the granting of stock options is the most appropriate form of long term compensation for executives and that such awards of equity encourage the executive to achieve a significant ownership stake in the success of First Virginia.

     The Committee granted at the end of 1996 options covering a total of 39,500 shares of First Virginia Common Stock at $46.875 per share to the CEO and to certain executive officers. The size of each option award was not based on a formula and did not necessarily correlate to the degree by which First Virginia's results exceed those of its Market Area Major Competitors or the amount of each executive's current stock-based holdings. Instead, the size of each award was based on a number of factors, some of which were subjective, including the performances of the CEO and each executive officer and the degree of responsibility each executive officer has with First Virginia. Mr. Fitzpatrick received options covering 10,000 shares. The size of his grant was primarily based on the performance of First Virginia as described above.

     Each option that was awarded by the Committee will vest over a five-year period in equal annual installments beginning one year from the date of grant. However, each installment can only be exercised if the performance goal for that year is met; otherwise, that portion of the option lapses. The performance goal in any year is based on whether First Virginia exceeds the weighted average of the returns reported by the major competitors in its banking markets (Central Fidelity, Signet, Crestar, First Maryland Bancorp, Mercantile Bancshares, First Tennessee and First American of Tennessee) for that year. The performance ratios are weighted as follows: ROA 35%, ROE 25%, five year cumulative total return to shareholder 15%, Nonperforming Asset Ratio 15% and Charge-off Ratio 10%.


     E. Cabell Brand
     Edward M. Holland
     Eric C. Kendrick
     W. Lee Phillips
     Albert F. Zettlemoyer






                        PERFORMANCE GRAPH

     The following performance graph compares the yearly percentage change in First Virginia's cumulative total shareholder return on its Common Stock with
(1) the cumulative total return of a broad market index that includes companies whose equity securities are traded on the same exchange or are of comparable market capitalization and (2) the cumulative total return of a published industry or line-of-business index.


FIRST VIRGINIA BANKS, INC.
CUMULATIVE TOTAL RETURN
GRAPH INFORMATION


               First           S&P
               Virginia        400
               Banks, Inc.     MidCap          KBW 50

1991           100             100             100
1992           160             112             127
1993           148             128             134
1994           149             123             128
1995           202             161             204
1996           239             192             289

     First Virginia believes the most appropriate equity market indices to be used to measure the price performance of First Virginia's Common Stock are the "S&P MidCap 400" and the "KBW 50." First Virginia is included as a component of the S&P MidCap 400.

     The Standard & Poor's MidCap 400 is comprised of 400 securities with market value between approximately $200 million and $4 billion. First Virginia considers it more representative of companies its size (yearend 1996 market capitalization of approximately $1.551 billion) than the S&P 500 index which is heavily dominated by large capitalization stocks (the 50 largest stocks account for 50% of the total value of the S&P 500). Also, financial stocks represent approximately 15% of the S&P MidCap 400 index.

     The KBW 50 is an index comprised of 50 banking companies, including all the money center banks and most large regional banks. It was developed by Keefe, Bruyette & Woods, a New York securities firm which specializes in the banking and thrift industry. The KBW 50 is considered more representative of price performance of the major banking companies in America. As is the case with the S&P MidCap 400 index, the KBW 50 is a market capitalization weighted index and assumes quarterly reinvestment of dividends.

     As indicated in the Management Compensation and Benefits Committee Report above, return on average assets (ROA) is an important factor for determining First Virginia's performance and for determining short term and long term compensation for First Virginia's executive officers. The following chart compares First Virginia's ROA during the period 1992-1996 with the KBW Southern Regional Peer Group and with a local peer group consisting of Central Fidelity Banks, Inc., Crestar Financial Corporation, Signet Banking Corporation, Mercantile Bankshares Corporation, First Tennessee National Corporation and First American Corporation of Tennessee. As noted in the Management Compensation and Benefits Committee Report, the Compensation Committee compared First Virginia's ROA with both these groups as part of their evaluation of executive compensation.


FIRST VIRGINIA BANKS, INC.
CALCULATION OF FIVE YEAR RETURN ON AVERAGE ASSETS
YEAR ENDED DECEMBER 31, 1996


              First                Peer Group
              Virginia         Southern     Local
              Banks, Inc.      Regional     Peer

1992            1.50             1.03       0.98
1993            1.68             1.21       1.36
1994            1.58             1.24       1.34
1995            1.41             1.24       1.29
1996            1.43             1.31       1.33



TRANSACTIONS WITH MANAGEMENT

     During the past year, certain of the directors and officers of First Virginia and their associates had loans outstanding from First Virginia's banking subsidiaries. Each of these loans was made in the ordinary course of the lending bank's business. In some cases, where officers of First Virginia or its subsidiaries had to be relocated, residential mortgage loans were made by First Virginia at favorable interest rates. During 1995, First Virginia made a below market rate residential mortgage loan in the amount of $400,000 at 7-5/8% to Raymond E. Brann, Jr., Executive Vice President of First Virginia, as an inducement for him to relocate to Northern Virginia. The interest benefit to him of that loan is included in the Summary Compensation Table. However, none of the other named executive officers had any other below market rate loans from First Virginia and none of them had any loans from any of First Virginia's banking subsidiaries at favorable interest
rates.   All other loans have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1996, the aggregate amount of loans outstanding to all directors and executive officers of First Virginia and associates and members of their immediate families was approximately $5,755,433.


            II.  APPOINTMENT OF INDEPENDENT AUDITORS


     At the meeting a vote will be taken on a proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 1997. Ernst & Young LLP has served as independent auditors for First Virginia since 1974.
Representatives of the firm are expected to be present at the stockholders' meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.


                      STOCKHOLDER PROPOSALS


     Any stockholder proposal intended to be presented at the 1998 Annual Meeting and included in First Virginia's 1998 Proxy Statement must be received by First Virginia no later than November 8, 1997. Upon receipt of any such proposal, First Virginia will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

     Under First Virginia's Bylaws, in order for a stockholder to nominate a candidate for director, written notice of the nomination must be given to First Virginia in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting. However, if First Virginia gives less than 70 days notice or prior public disclosure of the meeting, then the stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made. The notice must include, among other things, (1) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent, (ii) the name, age, address and occupation of, and the class and amount of voting securities of First Virginia owned by, the nominee, and (iii) all information that would be required under Securities and Exchange Commission rules in a proxy statement soliciting proxies for such nominee. In order for a stockholder to bring other business before an annual meeting of stockholders, written notice must be given to First Virginia within the same time limits described above for the nomination of a candidate for director. The notice must include, among other things, (i) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent and any other stockholder known to be supporting such proposal, (ii) a brief description of the proposed business, the reasons for conducting such business at the annual meeting, and (iii) any financial or other interest of the stockholder in such proposal. These advance notice requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in First Virginia's Proxy Statement. In each case, the notice must be given to the Secretary of First Virginia at its principal executive offices, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336.

     The foregoing summary of certain provisions of First Virginia's Bylaws is not intended to be complete and is qualified in its entirety by reference to the Bylaws of First Virginia, copies of which will be furnished without charge to any stockholder upon written request to the Secretary.


                          OTHER MATTERS


     Management does not know of any other business to be presented to the meeting except for matters incident to the conduct of the meeting. The persons named in the accompanying proxy will vote in accordance with the specifications on the proxy form and will vote in accordance with their best judgment on any other matters which properly come before the meeting.

     The cost of soliciting proxies will be borne by First Virginia. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph, or by directors, officers and employees of First Virginia.

     In addition, First Virginia has engaged D. F. King & Co., Inc. to aid in the distribution of proxy materials and to solicit proxies from brokers, nominees and security-holding companies for a fee of $6,500 plus out-of-pocket expenses. First Virginia does not expect to pay any other compensation for the solicitation of proxies, but will pay brokers, nominees, fiduciaries and other custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions.

     A copy of First Virginia's Annual Report for 1996, including financial statements, is being mailed with this Proxy Statement to all stockholders of record. The Annual Report is not to be regarded as proxy soliciting material.

     First Virginia will provide without charge, upon the written request of any stockholder entitled to vote at the Annual Meeting, a copy of its Annual Report for the fiscal year ended December 31, 1996, on Form 10-K, which report will be filed with the Securities and Exchange Commission on or before March 31, 1997. Stockholders of record on February 18, 1997, and beneficial owners of such securities should submit requests for such report to Thomas P. Jennings, Secretary, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336.

First Virginia will provide without charge, upon the written request of any stockholder entitled to vote at the Annual Meeting, a copy of its Annual Report for the fiscal year ended December 31, 1996, on Form 10-K, which report will be filed with the Securities and Exchange Commission on or before March 31, 1997. Stockholders of record on February 18, 1997, and beneficial owners of such securities should submit requests for such report to Thomas P. Jennings, Secretary, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336.

                               REVOCABLE PROXY
                         FIRST VIRGINIA BANKS, INC.

X     PLEASE MARK VOTES
 AS IN THIS EXAMPLE

Proxy for Annual Meeting of Stockholders
           Friday, April 25, 1997






SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints E. Cabell Brand,
Thomas K. Malone, Jr. and Richard T. Selden, and each of them, proxies with full power to vote all of the stock of FIRST VIRGINIA BANKS, INC., which the undersigned has the power to vote at the Annual
Meeting of Stockholders to be held Friday, April 25,
1997, at 6400 Arlington Boulevard, Falls Church,
Virginia, in the Fifth Floor Auditorium at 10:00 a.m., local time, and any adjournment thereof, in accordance with instructions noted below, and at their discretion, upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.



                                  With-  For All
1.  ELECTION OF DIRECTORS   For   hold    Except
                           (  )   (  )    (  )


C  Class A (for a term of 3 years):
O       Barry J. Fitzpatrick
M       Elsie C. Gruver
M       W. Lee Phillips, Jr.
O       Josiah P. Rowe, III
N       Albert F. Zettlemoyer


INSTRUCTION:  To withhold authority to
vote for any individual nominee, mark
"For All Except" and write that nominee's name in the space provided below.





                              For    Against     Abstain
2.  PROPOSAL TO RATIFY        (  )    (  )         (  )
    THE APPOINTMENT OF
    ERNST & YOUNG LLP
    as independent
    auditors for the
    year 1997.

     If no choice is indicated above, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR the proposal. The stockholder's signature should be exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.




Please be sure to sign and date
this Proxy in the box below.     Date


Stockholder sign above. Co-holder (if any) sign above

-----------------------------------------------------------------------------
-  Detach above card, sign, date and mail in postage paid envelope provided.
                         FIRST VIRGINIA BANKS, INC.

                             PLEASE ACT PROMPTLY
                              SIGN, DATE & MAIL
                            YOUR PROXY CARD TODAY